                                PLEDGE AGREEMENT


          PLEDGE AGREEMENT, dated as April 5, 1996 (as amended, modified or supplemented from time to time, this "Agreement"), made by each of the undersigned pledgors (each a "Pledgor" and, collectively, the "Pledgors"), in favor of BANKERS TRUST COMPANY, as Collateral Agent for the benefit of the Secured Creditors referred to below (in such capacity, the "Pledgee"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


          WHEREAS, Spinnaker Industries, Inc. (the "Company"), the Lenders named therein and Bankers Trust Company, as Administrative Agent, have entered into a Senior Credit Agreement, dated as of April 5, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of the Loans to the Company as contemplated therein, (each such Lender, together with the Pledgee, are herein called) the "Secured Creditors");

          WHEREAS, it is a condition precedent to the making of the Loans to the Company under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

          WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;


          NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee, in each case for the benefit of the Secured Creditors, as follows:

          1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Borrower, whether now existing or hereafter incurred under, arising out of, or in connection with, the

     Credit Agreement and any other Loan Document to which the Borrower is a party and the due performance and compliance by the Borrower with the terms of each such Loan Document;

          (ii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

          (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

          (iv) all amounts paid by any Indemnitee (as defined in Section 11 hereof) as to which such Indemnitee has the right to reimbursement under
     Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the "Obligations".

          2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein: (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock at any time owned by (x) the Company in any corporation (other than Central Products, except as provided below), including Entoleter and Brown Bridge, provided that the term Stock shall include (and the Company shall pledge hereunder) the capital stock of Central Products upon the earlier of (A) the payment in full of all amounts outstanding under the Existing Central Products Credit Agreement and (B) the release by the lenders under the Existing Central Products Credit Agreement of their lien on such capital stock, (y) each other Pledgor in the Company (including any capital stock issued upon the exercise of any option's, rights or warrants to purchase capital stock of the Company), Entoleter and Brown Bridge and (z) Boyle Fleming in any warrants (the "Warrants") to purchase shares of the capital stock of the Company; (ii) the term "Notes" shall mean all promissory notes from time to time issued to, or held by, the Company; and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants that on the date hereof
(i) the Stock held by such Pledgor consists of the number and type of shares of (or Warrants to purchase shares of) the stock of the corporations as described in Annex A hereto; (ii) such Stock constitutes that percentage of the issued and outstanding capital stock of (or, in the case of Warrants, the right to purchase that percentage of the issued and outstanding capital stock of) the issuing corporation as is set forth in Annex A hereto; (iii) the Notes held by the Company consist of the promissory notes described in Annex B hereto; and (iv) on the date hereof, such Pledgor owns no other Securities.

          3.   PLEDGE OF SECURITIES, ETC.

          3.1 PLEDGE. To secure the Obligations and for the purposes set forth in Section 1 hereof, each Pledgor hereby: (i) grants to the Pledgee for the benefit of the Secured Creditors a security interest in all of the Collateral at any time owned by such Pledgor; (ii) pledges and deposits as security with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee; and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to all certificates or instruments evidencing such Securities) at any time owned by such Pledgor, to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

          3.2 SUBSEQUENTLY ACQUIRED SECURITIES. If any Pledgor shall acquire (by purchase, stock dividend, exercise of any Warrant or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will forthwith pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates therefor or instruments thereof, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder.

          3.3 UNCERTIFICATED SECURITIES. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the respective Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York UCC, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

          3.4 DEFINITION OF PLEDGED STOCK, PLEDGED NOTES, PLEDGED SECURITIES AND COLLATERAL. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all of the Pledged Stock and Pledged Notes together are hereinafter called the "Pledged Securities," which together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, is hereinafter called the "Collateral."

          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of such Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee agrees to promptly notify the relevant Pledgor after the appointment of any sub-agent; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such appointment. Notwithstanding anything to the contrary contained in this Agreement, the agent or any lender under the Existing Brown Bridge Credit Agreement and the Existing Entoleter Credit Agreement, as the case may be, which holds the capital stock of Brown Bridge and Entoleter shall act as a sub-agent for the Pledgee for purposes of retaining physical possession of the shares of capital stock of Brown Bridge and Entoleter, as the case may be, so long as the shares of Brown Bridge and Entoleter remain subject to the pledge under the Existing Brown Bridge Credit Agreement and the Existing Entoleter Credit Agreement, as the case may be.

          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by the Pledgee to the relevant Pledgor (PROVIDED, that if an Event of Default specified in Section 7.6 or 7.7 of the Credit Agreement shall occur, no such notice shall be required), each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities and to give all consents, waivers or ratifications in respect thereof; PROVIDED, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement or any other Loan Document, or which would have the effect of impairing the position or interests of the Pledgee in the Collateral. All such rights of such Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and Section 7 hereof shall become applicable.

          6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor to the extent that the payment thereof is permitted by the Credit Agreement; PROVIDED, that all cash dividends payable in respect of the Pledged Stock which are (i) not permitted to be paid pursuant to the Credit Agreement or (ii) determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral. The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

          (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

          (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization;

          7. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

          (i) to receive all amounts payable in respect of the Collateral payable to such Pledgor under Section 6 hereof;

          (ii) to transfer all or any part of the Pledged Securities into the Pledgee's name or the name of its nominee or nominees (the Pledgee agrees to promptly notify the relevant Pledgor after such transfer; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such transfer);

          (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

          (iv) subject to the giving of written notice to the relevant Pledgor in accordance with (and to the extent required by) clause (ii) of Section 5 hereof, to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
     so); and

          (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; PROVIDED, that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.
     At any such sale, unless prohibited by applicable law, the Pledgee or any other Secured Creditor may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Lenders, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

          9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

          (i) first, to the payment of all Obligations owing the Pledgee of the type described in clauses (ii) and (iii) of Section 1 of this Agreement;

          (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in
     Section 9(c) hereof with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of this Agreement pursuant to Section 18(a) hereof, to the relevant Pledgor or, to the extent directed by such Pledgor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement, "Pro Rate Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

          (c) All payments required to be made to the Secured Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

          (d) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon the Administrative Agent under the Credit Agreement for a determination (which the Administrative Agent and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and Pledgee, in acting hereunder, shall be entitled to assume that no Obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

          (e) It is understood and agreed that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

          11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee, each other Secured Creditor and their respective officers, directors, employees, agents, servants, affiliates, successors and assigns (each an "Indemnitee") from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Loan Document except, with respect to clauses (i) and (ii) above, for those arising solely from such Indemnitee's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgors under this Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the applicable Uniform Commercial Code in any jurisdiction such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

          (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

          13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in
Section 8 of the Credit Agreement.

          14. TRANSFER BY PLEDGORS. (a) The Company will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral owned by it or any interest therein except as otherwise permitted by the Credit Agreement.

          (b) LMC and Boyle Fleming will not sell, assign, transfer, or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral owned by them or any interest therein except pursuant to this Agreement or with the prior written consent of the Required Lenders or all of the Lenders to the extent required by Section 9.6 of the Credit Agreement, provided, however, LMC shall have the right to transfer shares of the capital stock of the Company owned by it to Lynch so long as (i) at least ten days prior written notice thereof is given by LMC to the Pledgee and (ii) Lynch shall have executed a counterpart of this Agreement and delivered the same to the Pledgee pursuant to which Lynch shall become a "Pledgor" hereunder with respect to the shares of capital stock of the Company so transferred to it and Lynch shall assume all obligations and liabilities of a "Pledgor" hereunder and shall duly pledge and deliver to the Pledgee the shares of capital stock of the Company so transferred to it accompanied by undated stock powers duly executed in blank.

          15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. Each Pledgor represents, warrants and covenants as to itself that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except (x) the liens and security interests created by this Agreement; (y) the liens and security interests created by the Existing Brown Bridge Credit Agreement in the shares of capital stock of Brown Bridge; and (z) the liens and security interests created by the Existing Entoleter Credit Agreement in the shares of capital stock of Entoleter; (ii) it has full power, authority and legal right to pledge all the Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except to the extent already obtained or made no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of its rights and remedies pursuant to this Agreement, except as may be required in connection with the disposition of the Securities by laws affecting the offering and sale of securities generally; (v) the execution, delivery and performance of this Agreement by such Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the Certificate or Articles of Incorporation or By-Laws of such Pledgor or any of its Subsidiaries or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, agreement, instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition (or the obligation to create or impose) of any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of the Stock have been duly and validly issued, are fully paid and nonassessable and are subject to no options to purchase or similar rights;
(vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (viii) the pledge and assignment of the Securities pursuant to this Agreement, together with the delivery of the Securities pursuant to this Agreement (which delivery has been made), creates a valid and perfected first security interest in such Securities and the proceeds thereof (or (x) in the case of the shares of capital stock of Brown Bridge and the proceeds thereof, a valid and perfected second security interest so long as the shares of Brown Bridge remain subject to the pledge under the Existing Brown Bridge Credit Agreement and (y) in the case of the shares of capital stock of Entoleter and the proceeds thereof, a valid and perfected second security interest so long as the shares of Entoleter remain subject to the pledge under the Existing Entoleter Credit Agreement) subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than as set forth above). Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever;
and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee.

          16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          17. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933 as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements; PROVIDED, that the Pledgee and each other Secured Creditor shall furnish to such Pledgor such information regarding the Pledgee or such other Secured Creditor as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and each other Secured Creditor and all others participating in the distribution of the Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

          (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

          18. TERMINATION, RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof, shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which no Note (as defined in the Credit Agreement) is outstanding and the Loans and all other Obligations have been paid in full.

          (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 6.6 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 9.6 of the Credit Agreement), the Pledgee, at the request and expense of such Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not heretofore been released pursuant to this Agreement.

          (c) Notwithstanding anything to the contrary contained above, upon the presentment of satisfactory evidence to the Pledgee in its sole discretion that all obligations evidenced by any Pledged Note have been repaid in full, and that any payments received by the relevant Pledgor were permitted to be received by such Pledgor pursuant to Section 6 hereof, the Pledgee shall, upon the request and at the expense of such Pledgor, duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such Pledged Note if same is then in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

          (d) Notwithstanding anything to the contrary contained above, upon the exercise by Boyle Fleming of any A Warrants (or any portion thereof) (as defined in the Boyle

Fleming Warrant Exercise Agreement), the Pledgee shall duly assign, transfer and deliver to Boyle Fleming (without recourse and without any representation or Warranty) the A Warrants (or portion thereof) so exercised so long as any A Warrants still held by Boyle Fleming (and any capital stock of the Company issued upon the exercise of the A Warrants so exercised) shall be pledged and deposited with the Pledgee as provided herein.

          (e) At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 18(a), (b), (c) or (d), it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18(a), (b), (c) or (d).

          19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

          (a) if to any Pledgor, at its address set forth opposite its signature below;

          (b)  if to the Pledgee, at:

          Bankers Trust Company
          One Bankers Trust Plaza
          New York, New York  10006
          Attention:  Mary Kay Coyle
          Telephone No.:(212) 250-9094
          Telecopier No.:(212) 250-7218

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Lenders or all of the Lenders to the extent required by Section 9.6 of the Credit Agreement).

          21. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Secured Creditors and their respective successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

          22. RECOURSE. (a) This Agreement is made with full recourse to the Company and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Company contained herein, in the other Loan Documents and otherwise in writing in connection herewith or therewith.

          (b) The Pledgee and each other Secured Creditor hereby acknowledge and agree that Boyle Fleming and LMC shall not be personally liable for the payment of any sums now or hereafter owing to the Secured Creditors in respect of the Obligations owing by the Borrower to the Secured Creditors pursuant to the Credit Agreement and the Notes. Upon the occurrence and during the continuance of an Event of Default, the Pledgee's and the other Secured Creditors' rights against Boyle Fleming and LMC in respect of such Obligations shall be limited to the foreclosure of the Lien created hereunder in the Securities pledged by Boyle Fleming and LMC.

          23. ACKNOWLEDGEMENT. The Secured Creditors acknowledge and agree that the security interest in the capital stock of Brown Bridge and Entoleter and the ability to exercise remedies with respect to such capital stock are subject to the Lien and security interest of the lenders under the Existing Brown Bridge Credit Agreement and the Existing Entoleter Credit Agreement, as the case may be.

          IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


Address:                               LYNCH MANUFACTURING
                                        CORPORATION, as a Pledgor
8 Sound Shore Drive
Suite 290
Greenwich, Connecticut 06830           By /s/ Robert A. Hurwich
Attention: Robert A. Hurwich              ------------------------------------
                                          Title: President

Address:                               SPINNAKER INDUSTRIES, INC., as a
                                         Pledgor
600 N. Pearl Street
Suite 2160
Dallas, Texas  75201                   By /s/ Ned N. Fleming III
Attention: Mark R. Matteson               ------------------------------------
                                          Title: President

Address:                               BOYLE, FLEMING, GEORGE & CO. INC.,
                                          as a Pledgor
600 N. Pearl Street
Suite 2160
Dallas, Texas 75201                    By: /s/ Ned N. Fleming III
Attention: Ned N. Fleming, III             -----------------------------------
                                           Title:

                                       BANKERS TRUST COMPANY,
                                          as Pledgee


                                       By /s/ Mary Kay Coyle
                                          ------------------------------------
                                          Title: President

                                                                 ANNEX A
                                                                   to
                                                              PLEDGE AGREEMENT


                                 LIST OF STOCKS



                           [To be provided by Pledgor]

                                                                 ANNEX B
                                                                    to
                                                              PLEDGE AGREEMENT



                                  LIST OF NOTES



                           [To be provided by Pledgor]